EXHIBIT D

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

Notice of Withdrawal of Tender

Regarding Shares of

ARES PRIVATE MARKETS FUND

Tendered Pursuant to the Offer to Purchase
Dated June 1, 2023

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY SS&C TECHNOLOGIES, INC. BY,

11:59 P.M., EASTERN TIME, ON JUNE 29, 2023,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal and Return To:

Ares Private Markets Fund

c/o SS&C Technologies, Inc.

430 W 7th Street

Suite 219079

Kansas City, MO 64105

Attention: Tender Offer Administrator

Phone: 1-866-324-7348

Fax: 1-816-374-7420

Tender Withdrawal Letter Page 1 of 2

ARES PRIVATE MARKETS FUND

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of beneficial interest of Ares Private Markets Fund (the “Fund”) for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

Such tender was in the amount of:

☐    All of the undersigned’s entire shares of beneficial interest.

☐    A portion of the undersigned’s shares of beneficial interest expressed as a specific dollar value or number of shares $_____________________ or_______________________ (number of shares)

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the shares in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL SHAREHOLDERS AND JOINT TENANTS:	FOR OTHER SHAREHOLDERS:

Signature	Print Name of Shareholder
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Shareholder	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date:

Tender Withdrawal Letter Page 2 of 2